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                                                             EXHIBIT 21

                     SUBSIDIARIES OF APPLIED MATERIALS, INC.

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                                                                                  PLACE OF
                       LEGAL ENTITY NAME                                        INCORPORATION
-------------------------------------------------------------                 ----------------
 Applied Materials Japan, Inc.                                                Japan
 Applied Materials Europe BV                                    (1)           Netherlands
 Applied Materials International BV                                           Netherlands
 Applied Materials (Holdings)                                   (2)           California
 Applied Materials Asia-Pacific, Ltd.                           (3)           Delaware
 Applied Materials Israel, Ltd.                                 (4)           Israel
 Applied Materials SPV1, Inc.                                   (5)           Delaware
 Parker Technologies, Inc.                                                    California
 AKT, Inc.                                                      (6)           Japan
 Obsidian, Inc.                                                               California
 Etec Systems, Inc.                                             (7)           Nevada
 Display Products Group, Inc.                                                 Nevada
 Global Knowledge Services, Inc.                                              Delaware
 Electron Vision Corporation                                                  California
 AKT Japan, LLC                                                               Delaware
 Boxer Cross, Inc.                                                            Delaware
 Torrex Equipment Corporation                                   (8)           California
 Applied Materials India Private Limited                                      India

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 (1) Applied Materials Europe BV owns the following
       subsidiaries:
        Applied Materials GmbH                                                Germany
        Applied Materials France SARL                                         France
        WGTKTC1 Limited                                                       United Kingdom
        Applied Materials Ireland Ltd.                                        Ireland
        Applied Materials Sweden AB                                           Sweden
        Applied Materials Italy Srl.                                          Italy
        Applied Materials Belgium N.V.                                        Belgium
 (2) Applied Materials (Holdings) owns the following
       subsidiary:
        Applied Materials UK Limited                                          California
 (3)  Applied Materials Asia-Pacific, Ltd. owns the
        following subsidiaries:
          Applied Materials Korea, Ltd.                                       Korea
          Applied Materials Taiwan, Ltd.                                      Taiwan
          Applied Materials South East Asia Pte. Ltd.          (a)            Singapore
          Applied Materials China, Ltd.                        (b)            Hong Kong
          AMAT (Thailand) Limited                                             Thailand
          Applied Materials (Shanghai) Co., Ltd.                              P.R. China
 (4)  Applied Materials Israel, Ltd. owns the following
        subsidiary:
          Integrated Circuit Testing GmbH                                     Germany
 (5)  Applied Materials SPV1, Inc. owns the following
        subsidiary:
          Applied Materials SPV2, Inc.                         (c)            Delaware
 (6)  AKT, Inc. owns the following subsidiary:
        AKT America, Inc.                                                     California
 (7)  Etec Systems, Inc. owns the following subsidiaries:
          Etec Systems Korea Corp.                                            Korea
          Etec Systems International, Inc.                     (d)            Nevada
 (8)  Torrex Equipment Corporation owns the following
        subsidiary:
          Torrex Equipment Korea Limited                                      Korea
 (a) Applied Materials South East Asia Pte. Ltd. owns
      the following subsidiary:
         Applied Materials (AMSEA) Sdn Bhd                                    Malaysia
 (b) Applied Materials China, Ltd. owns the following
       subsidiaries:
         Applied Materials China Tianjin Co., Ltd.                            P.R. China
         Applied Materials (China), Inc.                                      P.R. China
 (c) Applied Materials SPV2, Inc. owns the following
       50-50 joint venture:
          eLith LLC                                                           Delaware
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